Exhibit 10.5

AMENDMENT NO. 1 TO AMENDED AND RESTATED

CUSTODIAN AGREEMENT

THIS AMENDMENT NO. 1 (this “Amendment”), dated as December 19, 2014, to the Amended and Restated Custodian Agreement dated as of May 15, 2009 (the “Agreement”), is made by and among ARES CAPITAL CORPORATION (the “Company”) and U.S. BANK NATIONAL ASSOCIATION, as custodian (the “Custodian”).  All capitalized terms used herein and not otherwise defined herein shall have the meaning assigned to such terms in the Agreement.

W I T N E S S E T H  T H A T:

WHEREAS, the Company desires to amend the Agreement to allow the Custodian to open sub-accounts as more particularly described herein;

WHEREAS, Section 19 of the Agreement provides that the Agreement may be amended by an express written instrument duly executed by each of the Company and the Custodian;

NOW, THEREFORE, in consideration of the promises and the mutual covenants and agreements herein contained, the parties hereto agree as follows:

I.                                      Amendments

1.                                    Section 1.  DEFINITIONS.

i.                                        The definition of “Account” in Section 1.1 of the Agreement shall be deleted in its entirety and replaced by the following:

“Account” or “Accounts” shall mean, collectively, the Cash Account, the Securities Account, the Alternative Investment Securities Accounts and the Alternative Investment Cash Accounts.”

ii.                                    The definition of “Proceeds” shall be deleted in its entirety and replaced by the following:

“Proceeds” means, collectively, (i) the net cash proceeds to the Company of the initial public offering by the Company and any subsequent offering by the Company of any class of securities issued by the Company, (ii) all cash distributions, earnings, dividends, fees and other cash payments paid on the Securities (or, as applicable, Alternative Investment Securities) by or on behalf of the issuer or obligor thereof, or applicable paying agent, (iii) the net cash proceeds of the sale or other disposition of the Securities (or, as applicable, Alternative Investment Securities) pursuant to the terms of this Agreement and (iv) the net cash proceeds to the Company of any borrowing or other financing by the

Company (and any Reinvestment Earnings from investment of any of the foregoing).”

iii.                                The following definitions shall be inserted into Section 1.1 of the Agreement:

““Alternative Investment Cash Account” shall have the meaning set forth in Section 3.15(b).

“Alternative Investment Securities” means, collectively, the (i) investment securities acquired by an Alternative Investment Vehicle and delivered to the Custodian by such Alternative Investment Vehicle from time to time during the term of, and pursuant to the terms of, this Agreement, and (ii) all dividends in kind (e.g., non-cash dividends) from the securities described in clause (i).

“Alternative Investment Securities Account” shall have the meaning set forth in Section 3.15(a).

“Alternative Investment Vehicle” means, collectively, any corporation, limited partnership, limited liability company or other entity formed by the Company.”

2.                                    Section 2. APPOINTMENT OF CUSTODIAN AND DESIGNATION OF ACCOUNTS.

i.                                        The following new Subsection 2.2(d) of the Agreement is hereby added after Subsection 2.2(c):

“(d)                      The Custodian is authorized to open any number of sub-accounts or accounts for the convenience of the Custodian in administration of this Agreement or as required by the Company for convenience in administering such accounts, provided that any such accounts shall be opened, held and operated as though they were Accounts under this Agreement. .”

ii.                                    Section 3.1 of the Agreement shall be deleted in its entirety and replaced by the following:

“3.1  Holding Securities

The Custodian shall hold and segregate, or direct its agents or its sub-custodians to hold and segregate, for the account of the Company all Securities and Alternative Investment Securities received by it pursuant to this Agreement other than Securities or Alternative Investment Securities which are held in a Securities System, or which are maintained in one or more omnibus accounts and at the Custodian, its agents or sub-custodians, and shall properly account for all Securities and Alternative Investment Securities held in a Securities System or maintained through one or more omnibus accounts and identify the same on its books and records as held for the account of the Company.”

iv.                                The following new Section 3.15 of the Agreement is hereby added after Section 3.14:

“3.15  Custody of Alternative Investment Vehicle Securities

(a)                               With respect to each Alternative Investment Vehicle identified to the Custodian by the Company, there shall be established at the Custodian a securities account to which the Custodian shall deposit and hold any Alternative Investment Securities received by it (and any Proceeds received by it in the form of dividends in kind) pursuant to this Agreement, which account shall be designated as an “Alternative Investment Securities Account” (each, an “Alternative Investment Securities Account”).

(b)                              With respect to each Alternative Investment Vehicle identified to the Custodian by the Company, there shall be established at the Custodian a deposit account to which the Custodian shall deposit and hold any cash Proceeds received by it from time to time from or with respect to Alternative Investment Securities, which deposit account shall be designated as an “Alternative Investment Cash Proceeds Account” (each, an “Alternative Investment Cash Account”).

(c)                               To the maximum extent possible, the provisions of this Agreement regarding Securities of the Company, the Securities Account and the Cash Account shall be applicable to Alternative Investment Securities, the Alternative Investment Securities Accounts and the Alternative Investment Cash Accounts, respectively; furthermore, the parties hereto agree that (i) any Alternative Investment Vehicle shall have the same rights and obligations as the Company under this Agreement and (ii) the Company shall notify the Custodian in writing (including email) of any Accounts the Custodian is required to establish for an Alternative Investment Vehicle.”

v.                                    The following new Section 27 of the Agreement is hereby added after Section 26:

“Section 27.  The Company acknowledges receipt of the following notice:

“ IMPORTANT INFORMATION ABOUT PROCEDURES FOR OPENING A NEW ACCOUNT.

To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify and record information that identifies each person who opens an account.  For a non-individual person such as a business entity, a charity, a trust or other legal entity the Custodian will ask for documentation to verify its formation and existence as a legal entity.  The Custodian may also ask to see financial statements, licenses, identification and authorization documents from individuals claiming authority to represent the entity or other relevant documentation.””

II.                                Miscellaneous

1.                                    Ratification.  Any sub-accounts or accounts including Alternative Investment Securities Accounts and Alternative Investment Cash Accounts established prior to the date hereof are ratified and shall be treated as Accounts.  Except as expressly amended and waived hereby, the Agreement is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect.

2.                                    Counterparts.  This Amendment may be executed in several counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

3.                                    Facsimile Signatures.  The exchange of copies of this Amendment and of signature pages by facsimile or email transmission shall constitute effective execution and delivery of this Amendment as to the parties and may be used in lieu of the original Amendment for all purposes.  Signatures of the parties transmitted by facsimile  or email shall be deemed to be their original signatures for all purposes.

4.                                    Effect of Amendment.  Except as expressly set forth in this Amendment, the Agreement remains in full force and effect on the date hereof.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have executed or caused this Amendment to be duly executed as a sealed instrument as of the day and year first above written.

Witness:		ARES CAPITAL CORPORATION

/s/ Ian Fitzgerald		By:	/s/ Joshua Bloomstein
Name:	Ian Fitzgerald	Name:	Joshua Bloomstein
Title:	Authorized Signatory	Title:	Authorized Signatory

Witness:		U.S. BANK NATIONAL ASSOCIATION, as Custodian

/s/ John F. Delaney, Jr.		By:	/s/ John Leurini
Name:	John F. Delaney, Jr.	Name:	John Leurini
Title:	Vice President	Title:	Vice President